EXHIBIT 10.17
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                              CONSULTANT AGREEMENT

     THIS CONSULTING AGREEMENT ("Agreement") is dated as of August 15, 1996 among SKYSAT COMMUNICATIONS NETWORK CORPORATION, a Delaware corporation (the "Company"), THOMAS J. KORNELL (the "Consultant"), an individual residing at 29605 11th Avenue, SW, Federal Way, Seattle, WA 98023-8209.

                                   WITNESSETH

     WHEREAS, the Company desires to retain the Consultant to serve as Technical Advisor of the Company for the period and upon and subject to the terms herein provided;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

     Retention of Consultant. The Company agrees to retain the Consultant, and the Consultant agrees to be retained by the Company, to serve as Technical Advisor to the Company's Management. The Consultant shall have such powers and duties as shall be designated from time to time by the Chairman of the Board of Directors of the Company and shall be agreed to by the Consultant, which shall include but not be limited to the avionics of the Airship and other activities that shall be mutually agreed to between the Company and the Consultant.

     2. Term. Subject to the provisions for termination as hereinafter provided, the Consultant's retention shall commence on the date of this Agreement ("Retention Date") and shall terminate on the one year anniversary of the Retention Date (the "Term").

     3. Compensation.
          (a) During the term of this Agreement, the Company shall pay to the Consultant options to purchase common stock of the Company (NASDAQ-SKATA) (the "Shares") at an exercise price of One Dollar ($1.00) per share, which options shall folly vest upon issuance. Such compensation shall be calculated based upon a hourly rate of One Hundred Dollars ($100) per hour, such that, for each documented hour Consultant works on behalf of the Company, the Company shall issue to the Consultant an option to purchase to purchase up to One Hundred
(100) Shares. Such options shall be issuable not later than December 31, 1996, and the end of each calendar quarter thereafter;

          (b) The Consultant shall keep accurate records of the amount of time he devotes to the Company's business and shall deliver a copy of those records to the Company at the Company's request;

          (c) The parties understand and agree that the foregoing sets forth the only compensation to be paid to the Consultant for the services rendered to the Company by the Consultant hereunder and that, except as otherwise provided above, the Consultant shall have no right to receive any employee benefits as are in effect generally for employees of the Company;

          (d) The parties acknowledge that notwithstanding anything herein to the contrary Consultant is an independent contractor and not in any way employee or agent of the
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Company.

     4. Time Devoted to the Company. The Consultant shall devote such time and attention to the business of the Company as is necessary to fulfill his duties an responsibilities under this Agreement. The Consultant's good faith, determination and the amount of time necessary to fulfill his duties and responsibilities under this Agreement shall be binding on the Company.

     5. Expenses. The Company shall reimburse the Consultant for all ordinary and necessary pre-approved business expenditures incurred in connection with, or in furtherance of, services rendered to the Company by the Consultant, upon presentation and approval by the Company of expense statements, receipts or vouchers or such other supporting information as may from time to time be reasonably requested by the Company.

     6. Termination of Consulting Arrangement.

          (a) The Company, at its option, may terminate this Agreement and its obligations to the Consultant hereunder, upon written notice to the Consultant:

               (1) if the Consultant becomes physically or mentally disabled during the Term so that he is unable to render the services required of him pursuant to this Agreement, for a period of two (2) successive months, or an aggregate of three (3) months in any six (6) month period, or

               (2) of (A) willful misconduct against the Company, or (B) conviction of a felony by a court of competent jurisdiction which conviction the Board determines could adversely affect the Consultant's ability to perform his duties and responsibilities under this Agreement or which could materially adversely affect the business of the Company, or (C) material breach of the Consultant's duties and responsibilities hereunder (collectively for "Cause"). Any such written notice must specify the exact cause for termination.

          (b) This Agreement shall terminate if the Consultant dies during the Term. In the event this Agreement is terminated pursuant to this Paragraph 6, the Company shall have no further obligation to make any payments to the Consultant except for amounts payable which have accrued, or expenses which were incurred, to the date of termination.

     7. Non-Compete; Confidentiality.

          (a) During this period of the Consultant's retention pursuant to this Agreement and for two (2) years following the daze of termination of the Consultant's retention, unless the Company shall have terminated this Agreement other than for Cause, the Consultant or any of his employees shall not directly or indirectly engage in the business of or own or control any interest in (except as a passive investor owning less than 5% of the equity securities or a publicly owned company), or act as director of, officer of, employee of, or consultant to, or participate in or render any service to or be in any other way connected with, any individual, partnership, joint venture, corporation or other business entity directly or indirectly engaged in, participating in, or competing with, the business carried out by the Company anywhere in the United States. In addition, during the


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periods described above, the Consultant shall not solicit customers of the
Company for such competing business or entice employees from the Company or from any of the Company's subsidiaries.

          (b) The Consultant agrees that all trade secrets and confidential information, including, but not limited to, such information relating to the Company's technology, marketing plans, manufacturing plans or techniques and confidential financial matters of the Company and its subsidiaries (collectively "Trade Secrets") which are learned by the Consultant in the course of rendering his services to the Company or his association with the Company, and any other Trade Secrets received, developed or hereafter learned in the course of rendering such services, or through such association with the Company (or its subsidiaries) shall be treated as confidential by each of them and shall not be disclosed by them at any time during the Term or after this Agreement shall expire or otherwise be terminated, unless (i) expressly authorized by the Company in writing, (ii) required to be disclosed by the Consultant as a matter of law or (iii) unless the Trade Secrets become generally available to the public other than through disclosure by the Consultant.

          (c) If the period of time or geographical areas specified in Paragraph 6 are determined to be unreasonable in any judicial proceeding, the period of time or areas of restriction shall be reduced so that this Agreement may be enforced in such areas and during such period of time as shall be determined to be reasonable.

          (d) The Consultant acknowledges and agrees that in view of the unique quality of the services provided to the Company by the Consultant and the fact that the Company's business heavily depends upon its proprietary information, the remedies of the Company at law for breach by the Consultant of any of the restrictions contained in Paragraph 7 will be inadequate and that the Company, without in any way limiting any of its other rights at law or in equity, shall be entitled to enforce such restrictions by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in any court of competent jurisdiction without the necessity of proving irreparable damages.

     8. Non-Assignment. This Agreement and all rights hereunder are personal to the Consultant and shall not be assignable; provided, however, all of the Consultant's rights under this Agreement shall inure to the benefit of the Consultant's widow, personal representatives, successors or designees or other legal representatives. Any person, firm or corporation succeeding to the business of the Company by merger, purchase, consolidation or otherwise shall assume by contract or operation of law the obligations of the Company hereunder; provided, however, the Company shall, notwithstanding such assumption or assignment, remain liable and responsible for the fulfillment of its obligations under this Agreement.

     9. Invalidity. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision.

     10. Entire Agreement. This Agreement constitutes the entire agreement the parties respecting the subject matter hereof and supersedes any prior agreements respecting the


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subject matter hereof. No amendment to this Agreement shall be deemed valid unless in writing and signed by the parties, and no discharge of the terms of this Agreement shall be deemed valid unless by full performance by the parties or by a writing signed by the parties. No waiver by a party of any provisions or conditions of this Agreement shall be deemed a waiver of similar or dissimilar provisions and conditions at the same time or any prior or subsequent time.

     11. Notice. Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be effective only if in writing, delivered personally against receipt therefor or mailed by certified or registered mail, return receipt requested, to the parties at the address hereinafter set forth, or at such other places that either party my designate by notice to the other.

              Notice to the Company shall be addressed as follows:
                        405 Lexington Avenue, 33rd Floor
                        New York, New York 10174
                        Attention:   Chairman of the Board

          Notice to the Consultant shall be addressed to him at the offices of the Consultant, with a copy to his home address at:

                       29605 11th Avenue SW, Federal Way,
                              Seattle WA 98023-8209

          Such notice shall be deemed effectively given five (5) days after the same has been deposited as certified or registered mail, return receipt requested, in a post box under the exclusive control of the United States Postal Service.

     12. Governing Law. This Agreement has been made in and shall be interpreted according to the laws of the State of New York without any reference to the conflicts of laws rules thereof. The parties hereto submit to the jurisdiction of the courts of the State of New York for the purpose of any actions or proceedings which may be required to enforce the provisions of this Agreement or an award made in any arbitration proceeding initiated.

          IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first above written.

                    SKYSAT COMMUNICATIONS NETWORK CORPORATION


                                        By:__________________________________
                                           Martin D. Fife, Chairman of the Board

                                        CONSULTANT

                                        Thomas J. Kornell    12/4/96
                                        ---------------------------------
                                        Thomas J. Kornell


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